UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

December 11, 2007

Date of Report (Date of earliest event reported)

SERVICE BANCORP, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	0-24935	04-3430806
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

81 Main Street, Medway, Massachusetts	02053
(Address of principal executive offices)	(Zip Code)

1-888-578-7282

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2007, Service Bancorp, Inc. (the “Company”) announced the appointment of Mark L. Abbate, CPA as Executive Vice President and Chief Financial Officer of the Company and Strata Bank, the Company’s wholly owned subsidiary.

Mr. Abbate worked at Resources Global Professionals in Boston from 2006 to 2007 where he provided project consulting leadership for companies in need of finance, accounting and risk management support, including Sarbanes Oxley internal control review and compliance. From 2000 to 2004, he was the Vice President and Controller of FIRSTFED America Bancorp, Inc. in Swansea, Massachusetts, an institution that had over $2 billion in assets before it was sold to Webster Bank in 2004. After the sale of FIRSTFED America Bancorp, Inc. to Webster Bank, Mr. Abbate served as Vice President, Controller and Manager of Mortgage Warehouse Lending for Webster Bank in Waterbury, Connecticut until 2005. Mr. Abbate began his career at Deloitte & Touche in Los Angeles and has also worked for Washington Mutual in Seattle Washington and H.F. Ahmanson & Company in Los Angeles.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Not applicable

(b) Pro Forma Financial Information.

Not applicable

(c) Shell Company Transactions.

Not applicable

(d) Exhibits.

99.1 Press Release dated December 11, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERVICE BANCORP, INC.

By:	/s/ Pamela J. Montpelier
Pamela J. Montpelier President and Chief Executive Officer

Date: December 11, 2007